UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 16, 2017

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK		14625-2396
(Address of principal executive offices)		(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01OTHER EVENTS

The following “Description of Common Stock” is filed for the purpose of updating the description of the common stock of Paychex, Inc. (“we,” “our,” “us,”  or  the “Company”).  The “Description of Common Stock” modifies and supersedes any prior description of the common stock of the Company in any registration statement or report filed with the Securities and Exchange Commission (the “Commission”) and will be available for incorporation by reference into certain of the Company’s filings with the Commission pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and forms promulgated thereunder.    This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the applicable provisions of the Company's restated certificate of incorporation, its bylaws, and Delaware General Corporation Law (“Delaware Law”).

DESCRIPTION OF COMMON STOCK

Authorized Capitalization

The Company is authorized to issue 600,000,000 shares of $0.01 par value common stock.

Dividend Rights

Holders of our common stock are entitled to receive ratably any dividends our board of directors (the “Board”) declares out of funds legally available for that purpose.

Voting Rights

Each share of our common stock entitles its holder to one vote on all matters to be voted upon by our stockholders.    Our common stock has no cumulative voting rights.

No Pre-emptive or Other Rights

Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution, or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC in New York, New York.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PAYX.”

Anti-Takeover Provisions

Some provisions of Delaware law, our restated certificate of incorporation and our bylaws, as amended, may have the effect of delaying, deferring, or discouraging another party from acquiring control of us.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly-held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

•	our Board approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;
•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85 percent of our voting stock outstanding at the time the transaction commenced (excluding specified shares); or

•

on or subsequent to the date the person became an interested stockholder, our Board approved the business combination and the stockholders authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•

any merger or consolidation involving us or any of our majority-owned subsidiaries and the interested stockholder or any other entity if the merger or consolidation is caused by the interested stockholder;

•

any sale, lease, exchange, mortgage, transfer, pledge, or other disposition, except proportionately, involving the interested stockholder of our or one of our majority-owned subsidiary’s assets, which have an aggregate market value equal to 10% or more of either the aggregate market value of all our assets or the aggregate market value of all our outstanding stock;

•	in general, any transaction that results in the issuance or transfer by us or any of our majority-owned subsidiaries of any of our stock to the interested stockholder;
•	any transaction involving us or any of our majority-owned subsidiaries that has the effect of increasing the proportionate share of our stock owned by the interested stockholder; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us or any of our majority-owned subsidiaries.

In general, Section 203 defines an “interested stockholder” as any person who (i) owns 15% or more of our outstanding voting stock or (ii) is an affiliate or associate of us and was the owner of 15% or more of our outstanding voting stock at any time within three years prior to the date of determination of interested stockholder status; and (iii) is the affiliate or associate of any such person.

Special Meetings

Special meetings of stockholders may be called by the Chairman of the Board or the President and must be called by the Chairman of the Board, the President, or the Secretary at the request in writing of a majority of the Board or stockholders owning a majority of our issued and outstanding stock entitled to vote.

Restated Certificate of Incorporation and Bylaw Provisions

Our restated certificate of incorporation and bylaws, as amended, provide that:

•	our Board or our stockholders are expressly authorized to amend, alter or repeal our bylaws; and
•

we will indemnify officers and directors against losses they may incur arising from investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCHEX, INC.

Date:	October 16, 2017	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	October 16, 2017	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer